EXHIBIT 99.1

FCB Announces Agreement to Acquire Floridian Community Bank

•	Transaction valued at $88 million or 1.72x tangible book value

•	Transaction adds $545 million in total assets and 5 retail locations

•	Immediately accretive to EPS, greater than 25% anticipated IRR, and less than 1% expected dilution to tangible book value per share
WESTON, Fla.-- (BUSINESS WIRE) -- Today, November 27, 2017, FCB Financial Holdings, Inc. (“FCB”) (NYSE: FCB), the parent company for Florida Community Bank, N.A., Florida’s largest community banking company and the second largest Florida‑based independent bank, and Floridian Community Holdings, Inc. (“Floridian Community”), the parent company for Floridian Community Bank, jointly announced the signing of a definitive agreement for FCB to acquire Floridian Community by merger.
Under the terms of the merger agreement, which has been unanimously approved by the Board of each company, the transaction is expected to close in the second quarter of 2018, subject to certain customary closing conditions, including among other things receipt of required regulatory approvals and the approval of Floridian Community shareholders.
“The transaction with Floridian Community will strengthen our current franchise and accelerate our organic retail network expansion in strategic areas of focus,” said Kent Ellert, President and Chief Executive Officer of FCB. “We are excited to welcome the Floridian Community Bank team and together create an even stronger bank for the Florida communities we serve.”
Joseph Marzouca, Chief Executive Officer of Floridian Community, said, "We are very excited to join the FCB family. This combination significantly enhances our capabilities and we believe it is in the best interest of all our customers and stakeholders.”
For FCB shareholders, the transaction is expected to be financially attractive and immediately accretive to earnings. FCB currently estimates that annual pre-tax expense savings associated with the merger will be approximately 45% of Floridian Community’s run-rate expenses in 2018. Merger integration-related costs are expected to be $8-10 million. The transaction is expected to be approximately 1% and 2% accretive to 2018 and 2019 fully diluted earnings per share ("EPS") respectively. Tangible book value per share dilution will be less than 1% at closing, including all transaction-related expenses, with an expected earn-back of 2.75 years using the crossover methodology. The estimated internal rate of return (IRR) for the transaction is expected to be greater than 25%.
Subject to the terms of the merger agreement, Floridian Community shareholders will receive 0.4584x shares of FCB Class A common stock for each outstanding share of Floridian Community common stock and 1.75 million shares in the aggregate. Options to acquire Floridian Community common stock will be cashed out at the completion of the merger for approximately $4 million. The transaction is valued at approximately $88.1 million or 1.72x tangible book value as of September 30, 2017.
The merger is anticipated to have a modest impact on FCB's capital ratios which will remain well in excess of regulatory minimum requirements to support anticipated future organic growth and potential incremental strategic opportunities.

Evercore acted as FCB’s financial advisor and Sullivan & Cromwell LLP and Kramer Levin Naftalis & Frankel LLP acted as legal counsel to FCB in connection with the merger. Hovde Group LLC acted as Floridian Community’s financial advisor and Igler and Pearlman, P.A. acted as legal counsel to Floridian Community in connection with the merger.
About FCB Financial Holdings, Inc.
FCB Financial Holdings, Inc. is the parent company of Florida Community Bank, N.A., the largest community banking company and the second largest Florida‐based independent bank and is among the most highly capitalized banks in the state. Awarded a five‐star rating from Bauer Financial™, FCB assets are more than $10 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community‐based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full‐service banking centers from east to west, and from Daytona Beach to Miami‐Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.
About Floridian Community Holdings, Inc.
Floridian Community Holdings, Inc. is the parent company of Floridian Community Bank (“Floridian”). Floridian, founded in 2003, is a state-chartered bank founded by a group of respected leaders in the community. Floridian, with 5 full-service branches located in South Florida, has been meeting the financial needs of professionals, individuals and businesses of all sizes by delivering a high level of personal service and developing long lasting relationships with our clients. Floridian always delivers competitive products and services while constantly seeking new and innovative solutions for our customers.
Contacts
FCB Financial Holdings, Inc.
Matthew Paluch, 305-668-5420
SVP, Investor Relations
ir@fcb1923.com

Floridian Community Holdings, Inc.
Joseph Marzouca, 954-434-8050
Chief Executive Officer
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of FCB and Floridian Community. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with FCB’s and Floridian Community’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which FCB and Floridian Community operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks; certain risks and important factors that could affect FCB’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.
Important Additional Information
This communication is being made in respect of the proposed merger transaction involving FCB and Floridian Community. FCB intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Floridian Community and a prospectus of FCB, and FCB will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to Floridian Community shareholders seeking any required shareholder approvals. Before making any voting or investment decision, investors and security holders of Floridian Community are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by FCB with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by FCB may be obtained free of charge at its website at
http://www.investors.floridacommunitybank.com. Alternatively, these documents, when available, can be obtained free of charge from FCB upon written request to FCB Financial Holdings, Inc., Attn: Investor Relations, 2500 Weston Road, Suite 300, Weston, Florida 33331, or by calling (954) 984-3313.
Information regarding the interests of certain of Floridian’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4 regarding the proposed transaction when it becomes available. Additional information about Floridian and its directors and officers may be found by accessing Floridian’s website at www.floridiancommunitybank.com under the tab “About Us.”